CENTRAL MACKENZIE VALLEY EARNING AGREEMENT

THIS AGREEMENT made as of the 21st day of September, 2001.

BETWEEN:

EOG RESOURCES CANADA INC., a corporation incorporated under the laws of Alberta, with an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "EOG")

- and -

PACIFIC RODERA VENTURES INC., a corporation with an office in the City of Vancouver, in the Province of British Columbia (hereinafter referred to as "PRV")

WHEREAS:

(A) PRV and International Frontier Resources Corporation (hereinafter "IFR") acquired 100% beneficial ownership of the EL-391 Lands in 1997 and the TDL Lands in 1998;

(B) Pursuant to a Seismic Option Agreement dated March 12, 1998 and a Farmout Agreement dated July 23, 1999, both superseded by a Farmout and Joint Operating Agreement dated July 23, 1999, Northrock Resources ("Northrock") and Berkley Petroleum Corp. ("Berkley") earned interests in the EL-391 Lands and the TDL Lands such that the beneficial ownership thereof was held by Northrock as to 32.5%, Berkley as to 32.5%, IFR as to 21.75% and PRV as to 13.25%;

(C) In August 2000, IFR, PRV, Northrock and Berkley acquired the EL-397 Lands such that the beneficial ownership thereof is now held by Northrock as to 32.5%, Berkley as to 32.5%, IFR as to 21.75% and PRV as to 13.25% but the recognized interests thereof are held by Northrock as to 32.5%, Berkley as to 32.5%, EOG as to 17.5%, IFR as to 10.875% and PRV as to 6.625%;

(D) Pursuant to the Conveyance, PRV sold and conveyed an undivided 3.7857% working interest in the EL-391 Lands and the TDL Lands and associated seismic and geophysical data to EOG;

(E) Pursuant to the Conveyance, EOG has agreed to pay 75% of PRV's share (up to a maximum total of $1,490,625.00) of the costs incurred pursuant to the Work Expenditure Bid in respect of the EL-397 Lands and upon doing so shall earn from PRV (i) an additional undivided 2.8393% working interest in the EL-391 Lands and the TDL Lands and (ii) an undivided 6.625% working interest in the EL-397 Lands;

(F) In connection with the 2000 Central MacKenzie Valley Call for Bids, EOG as to 50%, Northrock as to 25% and Berkley as to 25%, were successful in acquiring beneficial ownership of the EL-401 Lands in respect of which PRV may earn an interest from EOG by paying 2.84% of the costs incurred pursuant to the Work Expenditure Bid in respect of the EL-401 Lands to earn a 1.89285% working interest therein;

(G) On March 16, 2001 Berkley amalgamated with Anadarko Canada Acquisition Corporation to continue as Anadarko Canada Energy Ltd.; and

(H) The parties hereto wish to provide for the immediate earning and acquisition by EOG of the additional undivided 2.8393% working interest in the EL-391 Lands and the TDL Lands and to establish and document their respective rights and obligations in respect of the foregoing matters;

NOW THEREFORE in consideration of the recitals and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. INTERPRETATION

(a) In this Agreement, including the recitals and schedules hereto, the following words and phrases shall have the following meanings:

(i) "Conveyance" means the Conveyance dated August 28, 2000 between PRV and EOG;

(ii) "Costs" means 100% of all costs incurred and expenditures made in respect of a Work Expenditure Bid, which costs and expenditures shall not be reduced or prorated for any reason including by virtue of them exceeding any "Allowable Expenditures" limits imposed by any governmental authority or body in respect of the Work Expenditure Bid;

(iii) "EL-391 Lands" means the lands and licence set out in Schedule "A" and all rights granted thereby including the rights to explore for, drill for, produce, take, use, market and share in the production or proceeds of or from petroleum, natural gas and substances produced in connection therewith and all property, assets, interests and rights related thereto;

(iv) "EL-397 Lands" means the lands and licence set out in Schedule "C" and all rights granted thereby including the rights to explore for, drill for, produce, take, use, market and share in the production or proceeds of or from petroleum, natural gas and substances produced in connection therewith and all property, assets, interests and rights related thereto;

(v) "EL-401 Lands" means the lands and licence set out in Schedule "D" and all rights granted thereby including the rights to explore for, drill for, produce, take, use, market and share in the production or proceeds of or from petroleum, natural gas and substances produced in connection therewith and all property, assets, interests and rights related thereto;

(vi) "EOG Additional Interest" shall have the meaning given to such term in Clause 2;

(vii) "EOG Earned Interest" shall have the meaning given to such term in Clause 3;

(viii) "EOG Work Commitment Expenditure" means 75% of PRV's 13.25% share (a net 9.9375% share) of the Costs (provided that such net share shall not exceed $1,490,625.00) for the Work Expenditure Bid for the EL-397 Lands;

(ix) "PRV Earned Interest" shall have the meaning given to such term in Clause 4;

(x) "PRV Work Commitment Expenditure" means 2.84% of the Costs (provided that such share shall not exceed $363,120.00) for the Work Expenditure Bid for the EL-401 Lands;

(xi) "TDL Lands" means the lands and lease set out in Schedule "B" and all rights granted thereby including the rights to explore for, drill for, produce, take, use, market and share in the production or proceeds of or from petroleum, natural gas and substances produced in connection therewith and all property, assets, interests and rights related thereto;

(xii) "this Agreement", "herein", "hereto", "hereof' and similar expressions mean and refer to this Central MacKenzie Valley Earning Agreement; and

(xiii) "Work Expenditure Bid" means the successful Work Proposal Bid (as the term Work Proposal Bid is used in the "Draft Terms and Conditions of the 2000 Central MacKenzie Valley Call for Bids" issued by the Department of Indian and Northern Affairs) for the EL-397 Lands or the EL-401 Lands, as applicable.

(b) Attached to and forming part of this Agreement are the following Schedules:

Schedule "A" - EL-391 Lands and associated title documents

Schedule "B" - TDL Lands and associated title documents

Schedule "C" - EL-397 Lands and associated title documents

Schedule "D" - EL-401 Lands and associated title documents

(c) The headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d) All words herein importing the singular number and including the plural and vice versa and all words importing gender include the masculine, feminine and neuter gender.

(e) Unless otherwise stated herein, all amounts of money stated herein are expressed in Canadian dollars.

2. EL-391 LANDS AND TDL LANDS

PRV hereby acknowledges and agrees that EOG has delivered letters of credit in the amount of $372,654.85 to the Department of Indian and Northern Affairs in respect of part of PRV's proportionate share of the work deposit for the EL-397 Lands thereby allowing PRV to reduce the amount it has pledged pursuant to its own letters of credit or other security in respect thereof by the same amount and, in consideration thereof, PRV hereby covenants and agrees that it shall execute and deliver a conveyance by PRV to EOG of an undivided 2.8393% working interest in the EL-391 Lands and the TDL Lands (the "EOG Additional Interest"). PRV shall immediately execute and deliver to EOG such conveyances, assignments and transfers as reasonably required by EOG, if any, to effect the sale and purchase of the EOG Additional Interest effective as of March 1, 2001. The EOG Additional Interest shall be subject only to the royalties and encumbrances described in Schedules "A" and "B" to this Agreement. Effective as of March 1, 2001, EOG shall be permitted to participate in acquisitions of area of mutual interest lands, whether pursuant to the provisions of the Farmout and Joint Operating Agreement dated July 23, 1999 or any agreements previously entered into or entered in replacement or substitution thereof and specifically including any operating agreements entered into with respect to the EL-391 Lands and the TDL Lands, to the full extent of its working interest in the EL-391 Lands and the TDL Lands, being a 17.5% share.

3. EL-397 LANDS

(a) EOG shall pay the EOG Work Commitment Expenditure and shall thereby earn from PRV an undivided 6.625% working interest in the EL-397 Lands (the "EOG Earned Interest"). The EOG Earned Interest shall be subject only to the royalties and encumbrances described in Schedule "C" to this Agreement. For greater certainty, EOG shall pay a sum equal to the lesser of: (i) 9.9375% of the total Costs actually spent in respect of the Work Expenditure Bid for the EL-397 Lands; or (ii) 9.9375% of $15,000,000 (i.e. net $1,490,625.00), and any Costs exceeding $15,000,000 in total in respect of the Work Expenditure Bid shall be borne by EOG and PRV in accordance with their respective working interests after earning by EOG of the EOG Earned Interest (i.e. EOG as to 6.625% and PRV as to 6.625%). In the event that it is decided by 100% of the owners of the EL-397 Lands that no further expenditures shall be made in respect of the Work Expenditure Bid for the EL-397 Lands and the total expenditures in respect thereof up to such point in time amount to less than $15,000,000, EOG shall have earned the EOG Earned Interest effective the date of such decision and shall be entitled to all benefits and shall bear all burdens associated with the EOG Earned Interest. EOG hereby covenants and agrees to pay PRV a sum (up to a maximum of $150,388.90) equal to the amount of PRV's work deposit (excluding any interest, penalties or fees imposed or accruing thereon) which has been forfeited to the Department of Indian and Northern Affairs as a result of non-satisfaction of the terms of the Work Expenditure Bid respecting the EL-397 Lands.

(b) From time to time, EOG shall execute all AFE's and pay the applicable portion of the EOG Work Commitment Expenditure which is then due directly to Northrock, as Operator of the EL-397 Lands, within 60 days of receipt of valid invoices or other valid billing statements applicable thereto. Such costs shall be paid only as they come due on an invoice by invoice basis and, except as permitted or required herein, the balance of the EOG Work Commitment Expenditure shall not in any circumstances become due and payable prior to the issuance of invoices or billing statements in accordance with this Clause 3.

(c) Notwithstanding that it has not yet earned the EOG Earned Interest, EOG shall immediately be recognized in all title and operating documents as owning the EOG Earned Interest and PRV shall do all such acts and execute and deliver all such further deeds and documents as reasonably required to cause such recognition. Unless it is in default of this Clause 3, EOG shall be entitled to all benefits and shall bear all burdens associated with the EOG Earned Interest provided, however, that prior to earning of the EOG Earned Interest, EOG shall not be permitted to elect to not participate in any operation respecting the EL-397 Lands except with the written consent of PRV. Without restricting the foregoing, EOG shall be permitted to participate in acquisitions of area of mutual interest lands pursuant to the provisions of all title and operating documents pertaining to the EL-397 Lands as to the proportionate share of such area of mutual interest lands attributable to its recognized 17.5% interest.

(d) If EOG does not pay all or any portion of the EOG Work Commitment Expenditure as it comes due, PRV can provide notice of such non-payment in writing to EOG and EOG shall have 30 days from receipt of the notice to pay the full amount of that portion of the EOG Work Commitment Expenditure then due. If such amount remains unpaid, PRV may terminate all or any portion of this Agreement and the interest of EOG earned pursuant to this Clause 3. The right granted to PRV herein shall be in addition to and not in substitution for any other right or remedy PRV may have hereunder, at law or in equity. In no event shall the liability of EOG to PRV in respect of claims of PRV arising out of or in connection with this Clause 3 exceed, in the aggregate, the difference between the maximum amount payable by EOG in respect of the EOG Work Commitment Expenditure, being $1,490,625.00, and the costs EOG has actually paid in respect of the EOG Work Commitment Expenditure. For the purposes of determining EOG's maximum liability hereunder, the amount of $26,168.65 shall be credited as costs EOG has actually paid in respect of the EOG Work Commitment Expenditure (being the amount over and above the amount of $372,654.85 deposited by EOG by way of letters of credit in respect of PRV's proportionate share of the work deposit for the EL-397 Lands).

(e) At any time EOG may elect by notice in writing to PRV that it wishes to immediately acquire the EOG Earned Interest pursuant to this Clause 3 by paying PRV the difference between the maximum amount payable by EOG in respect of the EOG Work Commitment Expenditure, being $1,490,625.00, and the costs EOG has paid up to that date in respect of the EOG Work Commitment Expenditure. Immediately upon receipt of such notice, PRV shall execute and deliver to EOG's solicitors such conveyances, assignments and transfers as reasonably required by EOG, if any, to affect such sale and purchase. Such conveyances, assignments and transfers shall be delivered to EOG's solicitors in trust and shall be released to EOG upon delivery to PRV of the amount due pursuant hereto.

(f) PRV represents, warrants and covenants to EOG that the interest to be acquired by EOG pursuant to this Clause 3 has not and shall not be mortgaged, pledged, assigned, sold, transferred or otherwise disposed of or encumbered except as disclosed in Schedule "C".

(g) Upon earning by EOG of the EOG Earned Interest, PRV shall immediately execute and deliver to EOG such conveyances, assignments and transfers as reasonably required by EOG to recognize such earning.

(h) In connection with the Work Expenditure Bid for the EL-397 Lands, a work deposit of $4,145,000 has been placed with the Department of Indian and Northern Affairs and which will be returned to the depositors thereof upon satisfaction of the Work Expenditure Bid. The portion of the work deposit attributable to the EOG Earned Interest (6.625%) and the interest to be retained by PRV (6.625%) is $549,212.50. The parties acknowledge that this portion of the deposit has been satisfied by PRV having pledged letters of credit in the amount of $150,388.90 and EOG having pledged letters of credit in the amount of $398,823.60. Notwithstanding anything to the contrary in this Agreement, that portion of the work deposit attributable to the combined interest of EOG and PRV in the EL-397 Lands, being $549,212.50, shall be refunded, if and when refunded, and whether refunded in installments or as a lump sum payment, to EOG as to 72.62% and PRV as to 27.38% on a pari passu basis. PRV shall not have any claim on any portion of the work deposit or any credits in respect thereof to which EOG is beneficially entitled and any portion of the work deposit delivered to PRV and to which EOG is beneficially entitled, shall be held by PRV in trust for EOG and shall be promptly paid over to EOG. EOG shall not have any claim on any portion of the work deposit or any credits in respect thereof to which PRV is beneficially entitled and any portion of the work deposit delivered to EOG and to which PRV is beneficially entitled, shall be held by EOG in trust for PRV and shall be promptly paid over to PRV.

4. EL-401 LANDS

(a) PRV shall pay the PRV Work Commitment Expenditure and shall thereby earn from EOG an undivided 1.89285% working interest in the EL-401 Lands (the "PRV Earned Interest"). The PRV Earned Interest shall be subject only to the royalties and encumbrances described in Schedule "D" hereto. For greater certainty, PRV shall pay a sum equal to the lesser of: (i) 2.84% of the total Costs actually spent in respect of the Work Expenditure Bid for the EL-401 Lands; or (ii) 2.84% of $12,750,000 (i.e. net $363,120.00), and any Costs exceeding $12,750,000 in total in respect of the Work Expenditure Bid shall be borne by EOG and PRV in accordance with their respective working interests after earning by PRV of the PRV Earned Interest (i.e. PRV as to 1.89285% and EOG as to 48.10715%). In the event that it is decided by 100% of the owners of the EL-401 Lands that no further expenditures shall be made in respect of the Work Expenditure Bid for the EL-401 Lands and the total expenditures in respect thereof up to such point in time amount to less than $12,750,000, PRV shall have earned the PRV Earned Interest effective the date of such decision and shall be entitled to all benefits and shall bear all burdens associated with the PRV Earned Interest. PRV hereby covenants and agrees to pay EOG a sum (up to a maximum of $90,525.00) equal to 2.84% of that portion of the work deposit for the EL-401 Lands which has been forfeited to the Department of Indian and Northern Affairs as a result of non-satisfaction of the terms of the Work Expenditure Bid respecting the EL-401 Lands.

(b) From time to time, PRV shall promptly pay the applicable portion of the PRV Work Commitment Expenditure which is then due directly to EOG, as Operator of the EL-401 Lands, within 60 days of receipt of valid invoices or other valid billing statements applicable thereto. Such costs shall be paid only as they come due on an invoice by invoice basis and, except as permitted or required herein, the balance of the PRV Work Commitment Expenditure shall not in any circumstances become due and payable prior to the issuance of invoices or billing statements in accordance with this Clause 4.

(c) Notwithstanding that it has not yet earned the PRV Earned Interest, PRV shall immediately be recognized in all title and operating documents as owning the PRV Earned Interest in the EL-401 Lands and EOG shall do all such acts and execute and deliver all such further deeds and documents as reasonably required to cause such recognition. Unless its in default of this Clause 4, PRV shall be entitled to all benefits and shall bear all burdens associated with the PRV Earned Interest provided, however, that prior to earning of the PRV Earned Interest, PRV shall not be permitted to elect to not participate in any operation respecting the EL-401 Lands except with the written consent of EOG. Without restricting the foregoing, PRV shall be permitted to participate in acquisitions of area of mutual interest lands pursuant to the provisions of all title and operating documents pertaining to the EL-401 Lands as to the proportionate share of such area of mutual interest lands attributable to its recognized 1.89285% interest.

(d) If PRV does not pay all or any portion of PRV Work Commitment Expenditure as it comes due, EOG can provide notice of such non-payment in writing to PRV and PRV shall have 30 days from receipt of the notice to pay the full amount of the portion of PRV Work Commitment Expenditure then due. If such amount remains unpaid, EOG may terminate all or any portion of this Agreement and the interest of PRV earned pursuant to this Clause 3. The right granted to EOG herein shall be in addition to and not in substitution for any other right or remedy EOG may have hereunder, at law or in equity. In no event shall the liability of PRV to EOG in respect of claims of EOG arising out of or in connection with this Clause 4 exceed, in the aggregate, the difference between the maximum amount payable by PRV in respect of the PRV Work Commitment Expenditure, being $363,120.00, and the costs PRV has actually paid in respect of the PRV Work Commitment Expenditure.

(e) At any time PRV may elect to immediately acquire the PRV Earned Interest pursuant to this Clause 4 by paying EOG the difference between the maximum amount payable by PRV in respect of the PRV Work Commitment Expenditure, being $363,120.00, and the costs PRV has paid up to that date in respect of the PRV Work Commitment Expenditure. Immediately upon receipt of such notice, EOG shall execute and deliver to PRV's solicitors such conveyances, assignments and transfers as reasonably required by PRV, if any, to effect such sale and purchase. Such conveyances, assignments and transfers shall be delivered to PRV's solicitors in trust and shall be released to PRV upon delivery to EOG of the amount due pursuant hereto.

(f) EOG represents, warrants and covenants to PRV that the interest to be acquired by PRV pursuant to this Clause 4 has not and shall not be mortgaged, pledged, assigned, sold, transferred or otherwise disposed of or encumbered except as described in Schedule "D".

(g) Upon earning by PRV of the PRV Earned Interest pursuant to the provisions of this Clause 4, EOG shall immediately execute and deliver to PRV such conveyances, assignments and transfers as reasonably required by PRV to recognize such earning.

(h) In connection with the Work Expenditure Bid for the EL-401 Lands, a work deposit of $3,187,500.00 has been placed with the Department of Indian and Northern Affairs and which will be returned to the depositors thereof upon satisfaction of the Work Expenditure Bid. The portion of the work deposit attributable to the PRV Earned Interest (1.89285%) and the interest to be retained by EOG (48.10715%) is $1,593,750.00. The parties acknowledge that EOG has pledged letters of credit in respect of this entire amount. Notwithstanding anything to the contrary in this Agreement, that portion of the work deposit attributable to the combined interest of EOG and PRV in the EL-401 Lands, being $1,593,750, shall be refunded solely to EOG. PRV shall have no claim on any portion of this deposit or any credits in respect thereof and any portion of the work deposit delivered to PRV shall be held by PRV in trust for and on behalf of EOG and shall be promptly paid to EOG.

5. RELATIONSHIP OF PARTIES

Nothing herein contained shall be construed as creating a partnership of any kind, joint venture or association or as imposing upon any party hereto any partnership duty, obligation or liability to any other party hereto.

6. FURTHER ASSURANCES

The parties hereto shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

7. GOVERNING LAW

This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta (except in respect of enforcement proceedings seeking adjudication on title to or right to possession of immovables, including rights in land, situate in the Northwest Territories, in which case the laws of the Northwest Territories shall apply) and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of each of the Provinces of Alberta and the Northwest Territories and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

8. NOTICES

The addresses for service and the fax numbers of the Parties shall be as follows:

EOG

EOG Resources Canada Inc.

1300, 700 - 9th Avenue S.W.

Calgary, Alberta

T2P 3V4

Attention: Land Department

Fax: (403) 297-9199

PRV

Pacific Rodera Ventures Inc.

707 - 1030 West Georgia Street

Vancouver, B.C.

V6E 2Y3

Attention: David Williams

Fax: (604) 689-1289

All notices, communications and statements required, permitted or contemplated hereunder Shall be in writing, and shall be delivered as follows:

(a) by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b) by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

(c) except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the third Business Day following the date of mailing.

9. PERPETUITIES

Notwithstanding anything elsewhere herein contained, the right of EOG to acquire any interest in the EL-397 Lands from PRV shall not extend beyond twenty one (21) years after the lifetime of the last survivor of the lawful descendants now living of Her Majesty Queen Elizabeth II. Notwithstanding anything elsewhere herein contained the right of PRV to acquire any interest in the EL-401 Lands from EOG shall not extend beyond twenty one (21) years after the lifetime of the last survivor of the lawful descendants now living of Her Majesty Queen Elizabeth II.

10. ENTIRE AGREEMENT

This Agreement supersedes and replaces clause 3 of the Conveyance and all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and expresses the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.
EOG RESOURCES C NADA INC.	PACIFIC RODERA VENTURES INC.
Per: /s/ "L.E. Fenwick"	Per: /s/ "Harry Chew"
L.E. FENWICK SR. V.P. & GENERAL MANAGER